UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2012

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On November 14, 2012, the Board of Directors of Republic Bancorp, Inc. (“Republic”) approved an amendment to Republic’s 2005 Stock Incentive Plan (the “Plan”) to eliminate the requirement that prohibited the transfer of certain shares acquired under the Plan for one year following the vesting or acquisition of shares. The Board of Directors or its Compensation Committee may still include such a requirement in individual grants under the Plan.  Upon the approval of the amendment to the Plan, the Compensation Committee approved grants for a total of 82,000 shares of restricted stock, including grants to the following named executive officers: (i) Kevin Sipes (7,500 shares); (ii) A. Scott Trager (7,500 shares); and (iii) William R. Nelson (3,000 shares). The Restricted Stock Award Agreement for each newly issued restricted stock grant was amended to conform to the Plan changes.

The foregoing summary is qualified in its entirety by reference to the full text of the 2005 Stock Incentive Plan, as amended, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the amended and revised Restricted Stock Award Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01.                       FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	2005 Stock Incentive Plan, as amended on November 14, 2012
10.2	Restricted Stock Award Agreement, as amended on November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: November 19, 2012	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer